STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 08/17/2000
                                                          001418384 - 3207275

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

eCheapcard.com Corp, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of eCheapcard.com Corp. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended said Article shall be and read as follows:

"FIRST: The name of the corporation is SonicSave.com Corp."

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended said Article shall be and read as follows:

"FOURTH: 1. PREFERRED STOCK/CAPITALIZATION PROVISIONS:

      SECTION 1: Authorized Capital: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 155,000,000 of which 150,000,000 shares shall be common stock of the par value of $.0001 per share (the "Common Stock") and 5,000,000 shares shall be preferred stock of the par value of $.0001 per share (the "Preferred Stock").

      SECTION 2: Preferred Stock: The Board of Directors is expressly authorized to provide for the issue of all or any shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereon shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issued of such series (a "Preferred Stock Designation") and as may be permitted by the General Corporation Law of Delaware. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

      SECTION 3: Common Stock: Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

      2. INDEMNIFICATION PROVISION:

Seventh: The Corporation may, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended, from time to time, indemnify all persons whom it may indemnify pursuant thereto."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said eCheapcard.com Corp, has cause this certificate to be signed by an authorized officer, this 17th day of Aug., 2000.


                                   BY: /s/ Andre Danesh -Signature
                                      ------------------


                                   Name: ANDRE DANESH -please print
                                        --------------


                                   Title: /s/ Andre Danesh -please print
                                         ------------------

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              eCheapcard.com Corp.

      eCheapcard.com Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

      FIRST: That at a meeting of the Board of Directors of eCheapcard.com Corp. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation. declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

      RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended said Article shall be and read as follows:

FIRST: The name of the corporation is SonicSave.com Corp.

      SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

      THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said eCheapcard.com Corp. has caused this certificate to be signed by its Authorized Officer this 3rd day of Aug, 2000.


                                   BY: /s/ Andre Danesh -Signature
                                      ------------------


                                   Name: ANDRE DANESH -please print
                                        --------------


                                   Title: President   -please print
                                         -------------

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 05/01/2000
                                                          001221219 - 3207275

                          CERTIFICATE OF INCORPORATION
                                       OF
                              eCheapcard.com Corp.

      FIRST: The name of the corporation is: eCheapcard.com Corp.

      SECOND: Its registered office in the State of Delaware is located at 25 Greystone Manor, Lewes, DE 19958-9776, County of Sussex. The registered agent in charge thereof is Harvard Business Services, Inc.

      THIRD: The purpose of the corporation is to engage in any lawful activity for which corporations may be organized under the General Corporation Law of Delaware.

      FOURTH: The total number of shares of stock which the corporation is authorized to issue is 150,000,000 shares having a par value of $0.0001 per share.

      FIFTH: The business and affairs of the corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the bylaws of the corporation.

      SIXTH: The names and addresses of the persons who are to be directors of the corporation until the first meeting of stockholders or until their successors are elected:

                                  Andre Danesh
                               1330 Beacon Street
                               Brookline, MA 02446

      SEVENTH: In furtherance and not in limitation of the powers conferred by the laws of Delaware, the board of directors is authorized to amend or repeal the bylaws.

      EIGHTH: The corporation reserves the right to amend or repeal any provision in this Certificate of Incorporation in the manner prescribed by the laws of Delaware.

      NINTH: The incorporator is Harvard Business Services, Inc., whose mailing address is 25 Greystone Manor, Lewes, DE 19958-9776. The powers of the incorporator are to terminate upon the filing of this certificate of incorporation.

      TENTH: To the fullest extent permitted by the Delaware General Corporation Law a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

      I, Richard H. Bell, for the purpose of forming a corporation under the laws of the State of Delaware do make and file this certificate, and do certify that the facts herein stated are true; and have accordingly signed below, this 1st day of May, 2000.


Signed and Attested to by: /s/ Richard H. Bell
                           --------------------------------------

                           Richard H. Bell, President & Secretary
                           HARVARD BUSINESS SERVICES, INC.